SPECIMEN UNIT CERTIFICATE


     NUMBER                                                                UNITS
U-___________


 SEE REVERSE FOR CERTAIN
       DEFINITIONS

                         STAR MARITIME ACQUISITION CORP.

                                                                           CUSIP

          UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
                   EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________________________________________
is the owner of _________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Star Maritime Acquisition Corp., a Delaware corporation (the "Company"), and one warrant (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $8.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) ______________, 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to the 20th day after the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2005, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By
   ______________________________________   ____________________________________
                    Chairman of the Board   Secretary


                         STAR MARITIME ACQUISITION CORP.
                                    CORPORATE
                                      SEAL
                                      2005
                                    DELAWARE

                         STAR MARITIME ACQUISITION CORP.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  -  as tenants in common

         TEN ENT  -  as tenants by the entireties

         JT TEN   -  as joint tenants with right of survivorship
                     and not as tenants in common

UNIF GIFT MIN ACT -  __________ Custodian ___________
                       (Cust)               (Minor)
                     under Uniform Gifts to Minors
                        Act _________________________
                                    (State)

Additional Abbreviations may also be used though not in the above list.

         For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________
_______________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
represented by the within Certificate, and do hereby irrevocably constitute and _______ Units _________________________________________________________________
appoint
_______________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated _________________

                               _____________________________________________
                               NOTICE: The signature to this assignment must
                                       correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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

Signature(s) Guaranteed:


________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).




































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